  EXHIBIT 99.1

ME2C® Environmental Announces Debt Repayment Agreement

Extension with Alterna Capital Partners

Agreement with Major Lending Partner Extended to Support Timing of Planned Near-Term Uplisting

CORSICANA, TX, January 26, 2022 -- Midwest Energy Emissions Corp. (OTCQB: MEEC) ("ME2C Environmental" or the “Company”), a leading environmental technologies firm, today announced that it has entered into an agreement with AC Midwest Energy LLC (“Alterna”), an affiliate of Alterna Capital Partners, a registered investment advisor, which extends the closing date deadline for the debt repayment agreement with Alterna, previously announced in June 2021. The agreement will repay all existing secured and unsecured debt obligations presently held by Alterna.  The original terms of the agreement remain consistent with a new closing date of no later than June 30, 2022.

"As a long-term holder of MEEC stock, the extension agreement reached with Alterna, shows this partner’s increased interest in the value of our company and strategic growth initiatives,” said Richard MacPherson, Chief Executive Officer of ME2C Environmental. "Alterna’s agreement to accept a significant portion of the debt in equity, rather than a cash payment, is a testament to their confidence in our ability to move forward successfully.”

“We are thankful for the support of our long-term shareholders and excited for our path forward as we move into 2022,” concluded MacPherson.

The completion of the transaction described herein with Alterna is subject to various closing conditions.

About ME2C® Environmental

ME2C Environmental is a leading environmental technologies company developing and delivering patented and proprietary solutions to the global power industry. ME2C Environmental’s leading-edge services have been shown to achieve emissions removal at a significantly lower cost and with less operational impact than currently used methods, while maintaining and/or increasing power plant output and preserving the marketability of byproducts for beneficial use. ME2C Environmental is a trade name of Midwest Energy Emissions Corp. For more information, please visit www.me2cenvironmental.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding ME2C Environmental. In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release. ME2C Environmental does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in ME2C Environmental’s periodic filings with the Securities and Exchange Commission.

ME2C Environmental Contact:
Stacey Hyatt
Corporate Communications
ME2C Environmental
Main: 614-505-6115 x-1001
Direct: 404-226-4217

shyatt@me2cenvironmental.com

Investor Relations Contact:
Kevin McGrath

Managing Director

TraDigital IR

Tel: 646-418-7002

kevin@tradigitalir.com